EXHIBIT 3.11
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     Trinity North American Rail Car, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Trinity North American Rail Car, Inc. be amended by changing Article I thereof so that , as amended, said Article shall read as follows:
“Article I: The name of the corporation is Trinity North American Freight Car, Inc.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Trinity North American Rail Car, Inc. has caused this certificate to be signed by Michael G. Fortado, its Vice President and attested by James E. Perry, its Assistant Secretary this 21st day of July, 2005.

Trinity North American Rail Car, Inc.
By:	/s/ Michael G. Fortado
Michael G. Fortado
Vice President

ATTEST:
By:	/s/ James E. Perry
James E. Perry
Assistant Secretary

Exhibit 3.11
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
     Thrall Trinity Freight Car, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Thrall Trinity Freight Car, Inc. be amended by changing Article I thereof so that , as amended, said Article shall read as follows:

“Article I: The name of the corporation is Trinity North American Rail Car, Inc.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Thrall Trinity Freight Car, Inc. has caused this certificate to be signed by Michael G. Fortado, its Vice President and attested by James E. Perry, its Assistant Secretary this 21st day of July, 2005.

Thrall Trinity Freight Car, Inc.
By:	/s/ Michael G. Fortado
Michael G. Fortado
Vice President

ATTEST:
By:	/s/ James E. Perry
James E. Perry
Assistant Secretary

EXHIBIT 3.11
CERTIFICATE OF INCORPORATION
OF
THRALL TRINITY FREIGHT CAR, INC.
-oOo-
ARTICLE I
Name
The name of the corporation is THRALL TRINITY FREIGHT CAR, INC.
ARTICLE II
Registered Office and Agent
          The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
Purpose
          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
Authorized Capital Stock
          The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, with a par value of one dollar ($1.00) per share.
ARTICLE V
Sole Incorporator
The name and mailing address of the sole incorporator is:
Michael G. Fortado
2727 Stemmons Freeway
Dallas, Texas 75207
ARTICLE VI
Duration
The corporation is to have a perpetual existence.
          THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of October, 2001.

/s/ Michael G. Fortado
Michael G. Fortado, Sole Incorporator